Exhibit 10.16

                      OEM SUPPLY AND DISTRIBUTION AGREEMENT

         THIS AGREEMENT ("Agreement") is made this 21st day of May, 2003, by and between Specialized Health Products International, Inc., a Delaware corporation having an address at 585 West 500 South, Bountiful, Utah 84010 (hereinafter referred to as "SHPI"), and ExelInt International, Company, a California corporation having a place of business at 5840 West Centinela Ave., Los Angeles, California 90045 (hereinafter referred to as "EXEL").

                                    RECITALS

         WHEREAS, SHPI desires to grant to EXEL, and EXEL desires to accept from SHPI, the non-exclusive right to promote, market, distribute and sell the "Products" (as hereinafter defined) and all "Improvements" (as hereinafter defined) in the "Field" (as hereinafter defined) throughout the "Territory" (as hereinafter defined).

         NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the execution hereof, SHPI and EXEL hereby agree as follows:

                                 I. DEFINITIONS

         The following terms are defined for purposes of this Agreement.

         1.1. "Effective Date" shall mean the date and year first written above.

         1.2. "Affiliate" shall mean any person or corporation or other business entity controlled by, controlling, or under common control with a party to this Agreement.

         1.3. "Act" shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended and all regulations promulgated pursuant thereto, and any state and local laws and regulations thereunder promulgated and all similar laws and regulations of any other country or relevant jurisdiction related to the development, manufacture, sale or distribution of Products or Improvements.

         1.4. "Products" shall mean single-pack, E-beam sterilized safety port access infusion sets (commonly referred to as Huber needle infusion sets), which are manufactured by SHPI.

         1.5. "Improvements" shall mean any modification, enhancement, further development and/or improvement to the Products, made or acquired at any time during the term of this Agreement by SHPI, or any Affiliate of SHPI.

         1.6. "Specifications" shall mean the raw material, manufacturing, quality assurance, packaging and finished product specifications and protocols relating to the Products previously provided, or in the case of Improvements, as will be provided, by SHPI to EXEL, as the same may be modified and/or supplemented pursuant to the provisions hereof.

         1.7. "Field" shall mean hospitals and group purchasing organizations
(GPOs) and alternate sites, such as homecare services, nursing homes, oncology centers, infusion centers, same day surgery centers, physician offices and clinics, non-hospital pharmacies and pain clinics.

         1.8. "Territory" shall mean the United States. The Territory shall extend to the United Kingdom and Japan when SHPI obtains regulatory clearance in the United Kingdom and Japan respectively.

         1.9. "Confidential Information" shall mean any information of a confidential and/or proprietary nature as to which EXEL or an Affiliate of EXEL or SHPI or an Affiliate of SHPI, as the disclosing party, prior to or during the term of this Agreement, develops or acquires any interest, including but not limited to, all discoveries, inventions, improvements, and ideas relating to any process, formula, machine, device, manufacture, composition of matter, plan or design, whether patentable or not, or relating to the conduct of business by the disclosing party (including the existence and subject matter of this Agreement) which, prior to or during the term of this Agreement, was or is disclosed to the other party, as the receiving party, exclusive of data or information: (i) which, at the time of disclosure hereunder, was in the public domain or which, subsequent to disclosure hereunder, becomes part of the public domain by any means other than the breach by the receiving party of its obligations hereunder, or (ii) which was known to the receiving party, at the time of disclosure hereunder, as evidenced by the receiving party's business records maintained in the ordinary course of business, or (iii) which is, at any time, disclosed to the receiving party by any person or entity not a party hereto whom the receiving party believes, after reasonable inquiry, has the right to disclose the same, or (iv) which is developed by an employee of the receiving party who is shown, by competent proof and by clear and convincing evidence, not to have been privy to information disclosed by the disclosing party, or (v) which is disclosed verbally, except where the disclosing party reduces the verbal disclosure to writing, marks the same as confidential and proprietary and furnishes the receiving party with the reduction to writing within thirty (30) days of the verbal disclosure.

         1.10. "Contract Year" shall mean the twelve-month period commencing on the date of the first Commercial Sale, and each successive twelve-month period thereafter.

         1.11. "Regulatory Approval" shall mean the notification to or concurrence, acknowledgment, or approval of any governmental or quasi-governmental agency or regulatory body, which notification, concurrence, acknowledgment or approval is necessary for or useful to the manufacturing, processing, marketing or sale of Products or Improvements anywhere in the United States, and which is made in the name of SHPI or has been given/granted on behalf of SHPI.

         1.15. "Commercial Sale" - means, with respect to the Products, or any Improvement which EXEL elects to distribute hereunder, the sale by EXEL or any Affiliate of EXEL (or their respective distributors) to any non-Affiliate.

                       II. REPRESENTATIONS AND WARRANTIES

         2.1. SHPI Representations and Warranties. SHPI hereby represents and warrants to EXEL:

                  (a) that it has received pre-market notification, as defined in section 510(k) of the Act, with respect to all Products and that it will manufacture the Products under such pre-market notifications, and

                   (b) that SHPI is not currently a party to any agreement, oral or written, which would, in any manner, be inconsistent with the rights herein granted to EXEL, and shall not enter into any such agreement or understanding, oral or written, during the term of this Agreement, nor, during the term of this Agreement, directly or indirectly, will engage in any activity which would, in any manner, be inconsistent with the rights herein granted to EXEL,

                  (c) that SHPI is a corporation organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own and operate its property and to carry on its business as now being conducted and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified, and

                  (d) that the execution and delivery of this Agreement by SHPI has been duly and validly authorized by all necessary corporate action on the part of SHPI and that (assuming valid execution by EXEL where applicable and subject to federal bankruptcy law) this Agreement is a valid and binding obligation of SHPI enforceable against it, and

                   (e) all Products may be lawfully sold in the Territory under the appropriate Regulatory Approvals when received by SHPI.

         2.2. EXEL Representations and Warranties. EXEL hereby represents and warrants to SHPI:

                  (a) that EXEL is a corporation organized, validly existing and in good standing under the laws of California, has all requisite corporate power and authority to own and operate its property and to carry on its business as now being conducted and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified as a result of ownership of property or residence of any of its employees or agents, and

                  (b) that the execution and delivery of this Agreement by EXEL has been duly and validly authorized by all necessary corporate action on the part of EXEL and that (assuming valid execution by SHPI and subject to federal bankruptcy law) this Agreement is a valid and binding obligation of EXEL enforceable against it, and

                  (c) that EXEL is not currently a party to any agreement or understanding, oral or written, which would, in any manner, be inconsistent with its obligations described herein and shall not enter into any such agreement or understanding, oral or written, during the term of this Agreement, nor, during the term of this Agreement, directly or indirectly, engage in any activity which would, in any manner, be inconsistent with its obligations described herein, and

                  (d) that it is registered with the Food and Drug Administration and authorized to sell the Products.

                          III. DISTRIBUTION OF PRODUCTS

         3.1. Appointment of EXEL as Distributor. Subject to the terms and conditions hereof, SHPI hereby appoints EXEL, and EXEL hereby agrees to act, as a non-exclusive distributor of Products and Improvements in the Field throughout the Territory, for the term of this Agreement. **

         3.2. EXEL's Responsibilities. EXEL will use reasonable efforts to promote sales and use of the Products and Improvements in the Territory. SHPI hereby expressly acknowledges and agrees that the grant set forth in Section 3.1 shall be deemed to include a grant to EXEL of the right to sell through any Affiliate of EXEL and through distributors of EXEL or any Affiliate of EXEL.

         3.3. Device Complaints. EXEL shall maintain a system of product complaint recording and reporting wherein it will record the details of product complaints it receives. EXEL agrees to send copies of the complaint reports relating to substantial design, technical or quality issues to SHPI. SHPI shall be responsible for supporting EXEL's investigation of such complaint reports. SHPI shall, within thirty (30) days after SHPI receives the initial complaint reports from EXEL, forward the findings of any investigations to EXEL.

         3.4. Recall. If EXEL or SHPI are required by any competent governmental authority to conduct a recall of any of the Products or either party determines in its reasonable business judgment a voluntary recall of any Product is required (and in the instance of a voluntary recall with the consent of the other party hereto, which neither SHPI nor EXEL will unreasonably withhold), then SHPI shall bear the reasonable expenses related to the cost and return of the Products.

         3.5 Trademarks. Products shall be provided to EXEL on a private label basis with SHPI's LiftLoc(R) trademark. SHPI agrees to limit usage of the LiftLoc(R) trademark to safety infusion sets. EXEL shall be required to use the SHPI's registered trademarks for LiftLoc(R), which include U.S. Registration Nos. 2,681,832 and 2,678,961 respectively ("Trademarks"), in connection with the marketing, promotion and sale of the Products and Improvements, if any, in the Territory as approved by SHPI, which approval shall not be unreasonably withheld. In connection with such use, SHPI hereby grants to EXEL, to the extent necessary, a royalty-free, non-exclusive license to use and employ the Trademarks for the term of this Agreement to affix the Trademarks to the Products and Improvements, if any. Trademarks shall also include all common law trademark rights to LiftLoc.

                         IV. TERMS OF PURCHASE AND SALE

         4.1. Purchase Orders. EXEL shall provide a non-binding, rolling 12 month forecast at the beginning of each calendar quarter. All sales and purchases of Products or Improvements shall be initiated pursuant to EXEL's purchase order for the same placed with SHPI. All such sales and purchases shall be governed by the terms and

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

provisions of this Agreement and any such purchase order, provided that in the event there is a conflict between the terms of this Agreement and any of the terms of such purchase order, the terms of this Agreement shall prevail. All purchase orders issued by EXEL hereunder shall be firm and non-cancelable, and shall be submitted at least 45 days prior to the delivery date.

         4.2. Selling Price. (a) SHPI and EXEL hereby agree that: (i) the selling prices by SHPI to EXEL for each unit of Product and any Improvement shall be for each unit Product or any such Improvement, as the case may be, in fully-finished, packaged and sterilized form in accordance with applicable Specifications, (ii) the initial selling prices by SHPI to EXEL of each unit of Product shall be as set forth on Exhibit A, which is attached hereto and incorporated herein, which selling prices shall be firm for purchase orders placed through the end of the fifth complete Contract Year, (iii) upon renewal of this Agreement the selling prices by SHPI to EXEL shall be mutually agreed upon by SHPI and EXEL, (iv) in the event EXEL desires to market any Improvement, the initial selling prices by SHPI to EXEL for each unit of such Improvement shall be promptly negotiated by the parties in good faith and shall be firm for purchase orders placed thereon through the end of the period commencing on the date of the first Commercial Sale of such Improvement and ending on the second anniversary of such date. All payments shall be made in United States dollars.

         4.3. Delivery. (a) SHPI shall use commercially reasonable efforts to manufacture and deliver Products to EXEL, but in no event will SHPI be obligated to deliver more than 20% over the forecasted volumes for a quarter, as such forecast is determined in accordance with Section 4.1. EXEL shall provide up to six (6) months notice for increases to the forecast if the increase in volume is more than 20% of the amount forecasted.

         4.4. Payment and Shipment. Shipment shall be in accordance with EXEL's instructions. SHPI shall invoice EXEL for Products and Improvements at the time of shipment. All payments shall be due net thirty (30) days after shipment. A **% prompt payment discount may be taken on invoices paid within 20 days (**%, 20 days or net 45 days). Invoices paid after 45 days will be billed with interest at a rate of **% per month. All shipments shall be C.I.F. (container insurance and freight) to EXEL's Los Angeles, California distribution center.

         4.5 Minimum Purchase Requirements. (a) During each Contract Year during the term of this Agreement (or, in the case of the first Contract Year, including the period beginning from the Effective Date through the date of the first Commercial Sale), EXEL agrees to place purchase orders with SHPI for a quantity of Products and/or Improvements not less than the quantity applicable to such Contract Year, as set forth in Exhibit A, which is attached hereto and incorporated herein (hereinafter referred to as the "Minimum Purchase Requirements").

         4.6 Competitive Products. The parties agree that nothing in this Agreement shall restrict SHPI's right to manufacture, market and sell and/or license, or EXEL's right to distribute, products or technologies competitive with the Products.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                           V. MANUFACTURE OF PRODUCTS

         5.1. SHPI hereby represents and warrants to EXEL:

                  (a) that each of the Products and Improvements sold to EXEL hereunder shall be manufactured in accordance with the requirements of the Quality Systems Regulations set forth in 21CFR, Parts 808, 812 and 820; and

                  (b) that each of the Products and Improvements sold to EXEL hereunder shall be new, free from defects in material and workmanship, and shall comply in all respects with the applicable Specifications therefor; and

                  (c) that each of the Products and Improvements sold to EXEL hereunder will not, at the time of delivery to EXEL, be adulterated or misbranded within the meaning of the Act or within the meaning of any jurisdiction in which the definitions of misbranding and adulterating are substantially the same as in the Act, nor, following FDA approval of Products and Improvements, will any Product or Improvement at the time of delivery to EXEL be an article which may not, under the Act, be introduced into interstate commerce, and

                  (d) that SHPI holds good and marketable title to all Products or Improvements and they shall comply with their intended use, and

                  (e) that all Products and Improvements shall, at the time of delivery to EXEL, have an expiration date of not less than 24 months from the date of manufacture and shall have a remaining shelf-life of at least 22 months. SHPI will complete required testing and documentation to support 36-month expiration dates by September 31, 2003. However, there can be no assurances such testing will be successful.

         5.2. There are no other express or implied warranties, including any warranty of merchantability or fitness for a particular purpose. In the event of any breach of the warranties set forth in Section 5.1 hereof, SHPI shall, at SHPI's sole cost and expense, at EXEL's option, repair or replace the Products or Improvements which are non-conforming or defective within thirty (30) days of the return of such item(s) to SHPI or shall credit EXEL's account for the purchase price paid for such item(s) by EXEL upon the return thereof by EXEL. All shipping costs incurred incident to any such breach shall be borne by SHPI.

         5.3. Labeling. Product labeling shall have primary and secondary bar coding in compliance with the Health Industry Bar Coding standards. No changes may be made to any Product labeling or packaging without the prior written consent of EXEL.

                            VI. TERM AND TERMINATION

         6.1. Term. (a) This Agreement shall remain in full force and effect through the completion of the fifth Contract Year (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for successive five-year terms unless terminated by either Party by providing written notice to the other Party not less than ** prior the expiration of the initial term or any renewal term. In the event this Agreement is automatically renewed, the parties shall meet, no later than 90 days prior to the completion of the Initial Term or any renewal term, to discuss the Minimum Purchase Requirements and Product pricing for such renewal term.

         6.2. Breach. Except as otherwise provided in this Agreement, in the event of a material breach or default by either of the parties hereto of any term or provision of this Agreement on their respective parts to be observed or performed, the party who is not in breach or default shall have the right to give the other party notice thereof, whereupon the party receiving such notice shall have thirty (30) days to cure or cause the cure of such breach or default, or if the same cannot reasonably be cured within such thirty (30) days, the party receiving such notice shall, within said period, commence or have caused the commencement of such cure and thereafter continue to diligently prosecute or cause the prosecution of cure of the same. If such breach or default is so cured, this Agreement shall remain in full force and effect. If such breach or default is not so cured, this Agreement shall immediately terminate upon notice of termination given to the party which failed to so cure such breach or default.

         6.3. Effect of Termination or Expiration. Expiration or prior termination of this Agreement, for any reason, will not release either party from any liability which at said time it has already incurred to the other party, nor affect in any way the survival of any rights, duties or obligations of either party which are expressly stated elsewhere in this Agreement to survive said expiration or prior termination. Nothing in the immediately preceding sentence will affect, be construed or operate as a waiver of the right of the party aggrieved by any breach of this Agreement to be compensated for any injury or damage resulting therefrom which is incurred before or after such expiration or termination.

         6.4. Disposition of Inventory. In the event of termination or expiration of this Agreement for any reason, EXEL will retain its inventory and stock of the Products or Improvements, if any, that has been paid for by EXEL. EXEL will be entitled to sell its stock of the Products or Improvements, if any, for a twenty-four month period following the termination or expiration of this Agreement, or if such date is later, the date of delivery of any Products or Improvements to EXEL.

                             VII. REGULATORY MATTERS

         7.1. SHPI agrees to fully comply in all respects with the Act. SHPI agrees to provide EXEL with copies of all papers, concurrence and office actions pertaining to regulatory communications.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         7.2. SHPI represents and covenants that all Products and Improvements, if any, shall have all Regulatory Approvals in compliance with the Act necessary for SHPI to manufacture and for EXEL to market and sell the Products and Improvements. Same shall have been validly issued and shall be in full force and effect.

         7.3  SHPI and EXEL will mutually agree on a product complaint protocol.

                        VIII. INDEMNIFICATION/INSURANCE.

         SHPI shall obtain an endorsement from its product liability insurer to protect EXEL from any liability which arises or results from alleged injury incident to the use of any products covered by this Agreement up to ** per occurrence and ** in aggregate. SHPI further agrees to indemnify and hold harmless EXEL from any claims, lawsuits, losses, liabilities and damages of any nature arising out of any patent infringement or product liability or any other claim relating to a defect of a product, except with respect to claims based solely upon EXEL' misrepresentations regarding the products. As a condition precedent to SHPI obligations under this clause, the party charged in such suit shall promptly notify SHPI and shall not settle the same without SHPI's prior written approval. EXEL shall indemnify SHPI against all suits, actions, claims, demands, judgments, liabilities and expenses relating to the sale and/or distribution of any products covered by this Agreement.

                                IX. MISCELLANEOUS

         9.1. Confidential Information. Each party shall hold in confidence any Confidential Information disclosed by the other or otherwise obtained by such party as a result of activities contemplated by this Agreement, and each party shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Access to Confidential Information must be restricted to the receiving party's employees, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the confidentiality of such Confidential Information. The Confidential Information and all copies of part or all thereof, shall be and remain the exclusive property of the disclosing party, and the receiving party shall acquire only such rights as are expressly set forth under the terms and conditions of this Agreement and only for so long as such rights are in effect.

         9.2. Survival. The following Articles or Sections shall continue in effect notwithstanding any termination of this Agreement: Article II, Article V,
Section 6.3, Section 6.4, Article VII, Section 8.1, Section 9.1, Section 9.5,
Section 9.7 and Article X, and no termination of this Agreement shall relieve any party of liability for a breach or violation of this Agreement occurring before such termination.

         9.3. No Agency. This Agreement shall not constitute EXEL the agent or legal representative of SHPI for any purpose whatsoever and EXEL shall not hold itself out as an agent of SHPI. This Agreement creates no relationship of joint ventures, partners, associates, employment or principal and agent between the parties, and

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

both parties are acting as independent contractors. EXEL is not granted herein any right or authority to and shall not attempt to assume or create any obligation or responsibility for or on behalf of SHPI. EXEL shall not have any authority to bind SHPI to any contract, whether of employment or otherwise, and EXEL shall bear all of its own expenses for its operations, including, without limitation, the compensation of its employees and salespeople and the maintenance of its offices, service and warehouse facilities. EXEL shall be solely responsible for its own employees and salespeople and for their acts and the things done by them.

         9.4. Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         9.5. Waivers. No waiver of any provision of this Agreement, or consent to any departure from the terms hereof, shall be effective unless the same shall be in writing and signed by the party waiving or consenting thereto. No failure on the part of any party to exercise and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies provided by law.

         9.6. Performance. Each party hereto acknowledges that money damages alone will not adequately compensate such party for breach of such party's obligations under Section 10.1 and, therefore, agrees that in the event of the breach or threatened breach of any such obligation, in addition to all other remedies available to the other party, at law, in equity or otherwise, such other party shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of such Section.

         9.7. Notices. Any notice or communication given pursuant to this Agreement by any party to any other party shall be in writing and shall be sufficiently given if personally delivered, sent by facsimile or other means of confirmed electronic transmission or sent by a recognized next-day courier service or by mail, postage prepaid to the parties at the following addresses or to such other address as either party may hereafter designate to the others by like notice:

                  (a) if to SHPI, to:

                           Specialized Health Products International, Inc. 585 West 500 South
                           Bountiful, Utah 84010
                           Attention: General Counsel
                           Facsimile Number: (801) 298-1759

                  (b) if to EXEL, to:

                           ExelInt International, Company
                           5840 West Centinela Ave.
                           Los Angeles, California 90045
                           Attention:  President
                           Facsimile Number: (310) 649-1178

         9.8. Expenses. Each party hereto shall pay its own expenses in connection with the transactions contemplated hereby, whether or not they are completed.

         9.9. Publicity. All notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and agreed to by the parties except to the extent disclosures are required by law.

         9.10. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof.

         9.11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, the substantive laws of the state of Utah, without giving effect to its conflicts of law rules.

         9.12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

         9.13. Exhibits. All Exhibits mentioned in this Agreement shall be attached to this Agreement and shall form an integral part hereof. All capitalized terms defined in this Agreement which are used in any Exhibit shall, unless the context otherwise requires, have the same meaning therein as given herein.

         9.14. Counterparts. This Agreement may be executed in two (2) or more counterparts, including facsimile counterparts, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.15. Assignments; Successors and Assigns. Neither party shall transfer or assign (by operation of law or otherwise) its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their permitted successors and assigns.

         9.16. Force Majeure. Either party shall be excused from delay in performing or from its failure to perform hereunder to the extent that such delay or failure results from any cause or causes beyond such party's reasonable control, including: delay by any supplier in providing materials, parts or services; delay by any carrier; fire; flood; acts of God; labor dispute; riot; compliance with any applicable governmental act, regulation or request; and shortage of labor, materials or manufacturing facilities.

         9.17. Captions. The Article and Section headings contained in this Agreement have been inserted for convenience of reference only and are not and shall not be deemed or construed as constituting a part of this Agreement.

                                 X. ARBITRATION

         10.1. In the event of a dispute of whatever nature arising between the parties, including but not limited to, those arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement, the parties shall exercise good faith efforts to resolve such dispute within a reasonable period of time. Should the parties fail to reach agreement after thirty (30) days of good faith negotiations, the parties agree to submit said dispute to binding arbitration. Said arbitration shall take place in Los Angeles, California, in accordance with the rules of the American Arbitration Association. The arbitration panel shall consist of one arbitrator selected by the American Arbitration Association.

         10.2. The arbitration proceedings conducted pursuant hereto shall be confidential. Neither party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the arbitration award without the prior written consent of such other party except in the course of judicial, regulatory or arbitration proceeding or as may be required by a governmental authority. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party reasonable opportunity to protect its interests.

         10.3. The arbitrators shall set forth in writing their findings of fact and conclusions of law and shall render their award based thereon. Said award shall be a final and binding judgment enforceable by a court of competent jurisdiction.

         10.4. The party for whom the outcome of the arbitrators' decision is less favorable (as determined by the arbitrators) shall be responsible for reimbursing the other party for all fees and expenses of such party that are directly related to the arbitration proceeding (including reasonable attorneys' fees).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                                 By: /s/ Jeffrey M. Soinski
                                     -----------------------------------
                                 Name:    Jeffrey M. Soinski
                                 Title:   President and CEO


                                 EXELINT INTERNATIONAL, COMPANY

                                 By: E. Hamid
                                     -----------------------------------
                                 Name:    E. Hamid
                                 Title:   President


NOTE: This Agreement is approved and signed between EXEL and SHPI directly and no middleman or broker are involved. Any commission or broker fee is prohibited.

                                    EXHIBIT A

         Minimum Purchase Requirements*

         Year                                  LiftLoc(R) Units
         -------------------------- -------------------------------------
         1st Contract Year                           **
         2nd Contract Year                           **
         3rd Contract Year                           **
         4th Contract Year                           **
         5th Contract Year                           **

**

Minimum Shipment Quantity
The minimum order quantity for any order shall be 10,000 units with a 5 case minimum order per SKU.

Pricing
LiftLoc(R) Safety Infusion:


            Volume              Y-Site              Non Y-Site
                            Each      Case       Each      Case
         ---------------- -------------------- -------------------
         0 - 100,000         **         **        **        **
         100,000+            **         **        **        **
         ---------------- -------------------- -------------------

Patient Comfort Pad (TM):

$** for each case of 400 units


-----------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                     Quantity
   Order Number         Needle Gauge x Length        Y-Site            Case
--------------------------------------------------------------------------------
LiftLoc(R) Safety Infusion Set
--------------------------------------------------------------------------------
     01019-75              19G. x 3/4"                 No              160
     01120-75              20G. x 3/4"                Yes              160
     01020-75              20G. x 3/4"                 No              160
     01022-75              22G. x 3/4"                 No              160
     01019-10              19G. x 1"                   No              160
     01020-10              20G. x 1"                   No              160
     01120-10              20G. x 1"                  Yes              160
     01022-10              22G. x 1"                   No              160
     01020-15              20G. x 1 1/2"               No              160
     01119-75              19 G. x 3/4"               Yes              160
     01122-75              22 G. x 3/4"               Yes              160
     01119-10              19 G. x 1"                 Yes              160
     01122-10              22 G. x 1"                 Yes              160
     01119-15              19 G. x 1 1/2"             Yes              160
     01120-15              20 G. x 1 1/2"             Yes              160
     01122-15              22 G. x 1 1/2"             Yes              160
     01019-15              19 G. x 1 1/2"              No              160
     01022-15              22 G. x 1 1/2"              No              160

Patient Comfort Pad
--------------------------------------------------------------------------------
     01000-01                 One Size                (NA)             400
--------------------------------------------------------------------------------